UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2007

THE TOPPS COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-15817 (Commission File Number)	11-2849283 (IRS Employer Identification No.)

One Whitehall Street, New York, NY (Address of Principal Executive Offices)	10004-2109 (Zip Code)

212-376-0300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 20, 2007, The Topps Company, Inc. (“Topps”) sent a letter to The Upper Deck Company (“Upper Deck”) concerning Upper Deck’s tender offer to acquire all of the outstanding shares of Topps common stock that is due to expire at 12:00 midnight, New York City time, on Wednesday, August 29, 2007 and the continuing attempts by Topps to negotiate with Upper Deck to reach a consensual transaction. The text of such letter was issued today by Topps as part of a press release. A copy of such letter is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference. A copy of the draft merger agreement which was enclosed with such letter is attached hereto as Exhibit 99.2 and is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Letter, dated August 20, 2007, from The Topps Company, Inc. to The Upper Deck Company
99.2	Agreement and Plan of Merger, draft dated August 13, 2007, by and among The Topps Company, Inc., The Upper Deck Company and UD Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2007

THE TOPPS COMPANY, INC.
By:	/s/ Arthur T. Shorin
	Name:	Arthur T. Shorin
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter, dated August 20, 2007, from The Topps Company, Inc. to The Upper Deck Company
99.2	Agreement and Plan of Merger, draft dated August 13, 2007, by and among The Topps Company, Inc., The Upper Deck Company and UD Company, Inc.